UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2022
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Plan Bonuses for Fiscal 2021

On February 22, 2022, the Compensation and Leadership Resources Committee (the “CLRC”) of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved the following annual cash performance bonuses under the Company’s Executive Incentive Plan (the “EIP”) to the Named Executive Officers listed below:

Named Executive Officer	Fiscal 2021 Annual Cash Performance Bonuses
Devinder Kumar, Executive Vice President, Chief Financial Officer and Treasurer	$1,300,000
Rick Bergman, Executive Vice President, Computing and Graphics Business Group	$1,225,000
Darren Grasby, Executive Vice President and Chief Sales Officer(1)	$1,239,130
Mark D. Papermaster, Chief Technology Officer and Executive Vice President, Technology and Engineering	$1,400,000
________________

(1) Mr. Grasby’s Fiscal 2021 Annual Cash Performance Bonus of £925,000 was converted from British pounds to U.S. dollars using an exchange rate of 1.3396 U.S. dollars per 1.00 British pound, which was the exchange rate reported by Bloomberg Financial as of December 25, 2021.

On February 23, 2022, the Board of Directors of the Company approved the following annual cash performance bonus under the EIP for the Company’s President and Chief Executive Officer:

Lisa T. Su, Chairman, President and Chief Executive Officer	$ 3,190,000

These bonus awards are expected to be paid in March 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2022	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Corporate Secretary